Exhibit 10.1

CHANGE IN CONTROL CONTINUITY AGREEMENT

First Amendment

THIS AMENDMENT CHANGE IN CONTROL CONTINUITY AGREEMENT (this “Amendment”) is made and entered into, as of October 26, 2023, by and among CapStar Financial Holdings, a Tennessee corporation (the “Company”), CapStar Bank, a Tennessee banking corporation and a direct, wholly-owned subsidiary of the Company (the “Bank” and, together with the Company, “CapStar”) and Timothy K. Schools (“Executive”).

WHEREAS, CapStar and Executive are party to a Change in Control Continuity Agreement dated as of April 21, 2022 (the “Agreement”); and

WHEREAS, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 26, 2023, by and between the Company and Old National Bancorp (“Parent,” and such agreement, the “Merger Agreement”), CapStar and Executive desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

1. Certain Definitions. Terms that are capitalized but not defined herein shall have the meaning set forth in the Agreement.

2. Effectiveness. This Amendment shall be effective upon the Effective Time (as defined in the Merger Agreement). If the Effective Time does not occur and the Merger Agreement is terminated, this Amendment shall be null and void ab initio.

3. Pay to Integrate Award. Subject to Executive’s continued service to CapStar through the Effective Time, CapStar shall pay to Executive a one-time lump sum cash award in an amount equal to $1,000,000, which shall be paid upon or as soon as reasonably practical following the Effective Time.

4. Post-Termination Health Care Benefits. Section 5(a)(iv) of the Agreement is hereby amended and restated as follows:

(iv) an amount equal to $1,000,000; and subject to Executive’s payment of any applicable premiums, to the extent administratively practicable, CapStar shall permit Executive and Executive’s spouse and dependents to continue to participate, at their own cost, in the health care plans of CapStar and its Affiliates during the Severance Period;

5. Noncompetition and Nonsolicitation Extension. In consideration for the compensation and benefits contemplated by this Amendment, Executive agrees that the “Restricted Period” (as defined in the Employment Agreement, dated as of April 21, 2022, by and between CapStar and Executive) shall be extended as of the Effective Time to the second anniversary of the Date of Termination; provided that, with respect to the portion of the Restricted Period between the first and second anniversaries of the Date of Termination, the applicability of the noncompetition covenant shall be limited to those locations in the State of Tennessee.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, the Bank and Executive have caused this Amendment to be duly executed and delivered, effective as set forth above.

Timothy K. Schools

/s/ Timothy K. Schools

[Change in Control Continuity Agreement Amendment Signature Page]

CAPSTAR FINANCIAL HOLDINGS

By:	/s/ James S. Turner, Jr.
James S. Turner, Jr.
Chairman

CAPSTAR BANK

By:	/s/ James S. Turner, Jr.
James S. Turner, Jr.
Chairman

[Change in Control Continuity Agreement Amendment Signature Page]